Goodwin Procter LLP

Counselors at Law

1900 N Street NW

Washington, DC 20036

T: 202.346.4000

F: 202.346.4444

May 15, 2020

Prudential Series Fund

655 Broad Street

17th Floor

Newark, New Jersey 07102

Re: Prudential Series Fund ("Registrant") Form N-1A; Post-Effective Amendment No. 87 to the Registration Statement under the Securities Act of 1933 and Amendment No. 90 to the Registration Statement under the Investment Company Act of 1940 (the "Amendment")

Ladies and Gentlemen:

We provided an opinion to the Registrant dated December 28, 2005 (the "Opinion"), which the Registrant filed as an exhibit to its Registration Statement filed December 29, 2005.

We consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the Amendment and the incorporation by reference of the Opinion as an exhibit to the Amendment. We also consent to the reference in the Registration Statement to the Registrant to the fact that Goodwin Procter LLP serves as counsel to the Registrant and has provided the Opinion.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP

ACTIVE/103277663.1